UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2010

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439

(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.07   SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On October 28, 2010, Regis Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) in Edina, Minnesota. At the Annual Meeting, the following four proposals were voted on by the Company’s shareholders. The proposals are described in detail in the proxy statement for the Annual Meeting.

1.               Election of Directors. The shareholders elected the seven director nominees to serve for a one-year term.

DIRECTOR NOMINEE	FOR	WITHHOLD AUTHORITY	BROKER NON-VOTES
Rolf F. Bjelland	46,326,513	822,895	3,151,229
Joseph L. Conner	46,620,811	528,597	3,151,229
Paul D. Finkelstein	46,134,458	1,014,950	3,151,229
Van Zandt Hawn	46,325,240	824,168	3,151,229
Susan S. Hoyt	43,135,203	4,014,205	3,151,229
David B. Kunin	43,183,146	3,966,262	3,151,229
Stephen E. Watson	46,439,951	709,457	3,151,229

2.               Ratification of Appointment of Independent Registered Public Accounting Firm. The shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2011.

For	49,423,640
Against	857,149
Abstain	19,849

3.               Amendment to the 2004 Long Term Incentive Plan. The shareholders approved the amendment to the Regis Corporation 2004 Long Term Incentive Plan, including reservation of an additional 4,250,000 shares of the Company’s common stock for issuance thereunder.

For	32,910,577
Against	13,642,515
Abstain	596,316
Broker Non-Votes	3,151,229

4.               Shareholder Proposal.  The shareholders did not approve a shareholder proposal regarding implementation of the MacBride Principles.

For	3,400,625
Against	31,062,696
Abstain	12,686,087
Broker Non-Votes	3,151,229

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NUMBER
10.1

Regis Corporation Amended and Restated 2004 Long Term Incentive Plan, incorporated by reference to Appendix A to the Proxy Statement on DEF 14A filed on September 14, 2010 in connection with the Company’s 2010 Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: October 29, 2010	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary